Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 27, 2000 included in and incorporated by reference in AMERICAN COMMERCE SOLUTIONS, INC's f/k/a JD AMERICAN WORKWEAR, INC. Annual Report on Form 10-KSBA, for the fiscal year ended February 29, 2000 as filed on October 30, 2000 and to all references to our firm included in or made a part of this Registration Statement.

/s/ Bella, Hermida, Gillman, Hancock & Mueller

Plant City, Florida
March 9, 2001